                                                                    Exhibit 23.7



             Consent of Oil Price Service (OPIS)

         Reference is made herein to the Registration Statement of Statia Terminals Group N.V. with respect to the issuance of 7,600,000 shares of common stock.

         The undersigned hereby consents to the use of its name and the information attributed to it on pages 66 of the Form S-1 Registration Statement.



                          The Oil Price Information Service (OPIS)

Date: 2/9/99              Signature: /s/ J. Scott Susich
                                     ------------------------------------

                          Printed Name:             J. Scott Susich
                                        ---------------------------------

                          Title: Director, Energy Division
                                 ----------------------------------------